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                                                                    Exhibit 32

              CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                     AS ADOPTED PURSUANT TO SECTION 906
                      OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Kellwood Company (the Company) on Form 10-Q for the period ended October 29, 2005 as filed with the Securities and Exchange Commission on the date hereof (the Report), each of the undersigned hereby individually certify that, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934;

         and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company as of and for the period covered in the Report.



/s/ Robert C. Skinner, Jr.
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Robert C. Skinner, Jr., President and Chief Executive Officer


January 13, 2006



/s/ W. Lee Capps III
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W. Lee Capps III, Chief Operating Officer and Chief Financial Officer


January 13, 2006



A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Kellwood Company and will be retained by Kellwood Company and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished to the Securities and Exchange Commission as an exhibit to the Form 10-Q and shall not be considered filed as part of the Form 10-Q.